                           ARTICLES OF ASSOCIATION OF
                         SAN JUAN DE BARGAS EOLICA, S.L.

      PART I - NAME, OBJECTS, PERIOD, COMMENCEMENT OF TRADING AND DOMICILE

Article 1.  NAME AND REGULATIONS

The  Company  will be governed  by the legal  regulations  in force at any time, known as "SAN JUAN DE BARGAS EOLICA, S.L.".

Article 2.  OBJECTS

The Company objects  comprise the promotion,  construction and operation of wind equipment.

The  activities  comprising  the  Company  objects may be  conducted  totally or partially indirectly,  by holding shares or interests in companies with the same or similar objects.

Article 3.  PERIOD AND COMMENCEMENT OF TRADING

The Company is set up for an indefinite period and will commence trading today.

Article 4.  DOMICILE

The Company will be domiciled at Carretera de Huesca,  Kilometro 9,800,  Gallego
(Saragossa).  The governing body will deal with the transfer of domicile  within the  same  municipal  district  and the  formation,  abolition  or  transfer  of branches,  agencies or representative  offices,  both in national  territory and abroad.

                      PART II. COMPANY CAPITAL AND HOLDINGS

Article 5.  COMPANY CAPITAL

The Company capital  amounts to THREE THOUSAND SIX HUNDRED EUROS  ((euro)3,600), represented  by and divided into 3,600  holdings with a nominal value  of(euro)1 each,  numbered  consecutively  from 1 to  3,600  inclusive,  which  may  not be incorporated into negotiable  securities or called shares,  fully subscribed and paid up.

Article 6.  PARTNER'S RIGHTS

Each  holding  will confer on its holder the  capacity of partner and the rights laid down by law.

Article 7.  TRANSFER OF HOLDINGS

Transfer  between  living  persons  will be freely  effected  between  partners, spouses, ascendants and descendants.

With regard to other transfers between living persons,  the following provisions will apply:

a)   The  partner  wishing  to  transfer  or assign  all or part of its  Company holdings in any way should  notify the Company  administration  in writing, indicating  the number and price,  which will be notified  to the  partners within a period of 15 days.

     Within 30 days following such notification,  the other partners may acquire the Company  holdings at the price agreed or,  failing  that,  at the price determined by compliance  with the provisions laid down in point e) of this
     Article. If several partners are interested in acquiring the holdings, they will be apportioned among them in proportion to their existing holdings. If the number of Company  shares is not exactly  divisible,  the excess shares will be apportioned among the partners by draw.

b)   If  that  period  elapses  and  none  of the  partners  has  exercised  the preferential  purchase  right,  the Company  will have a further 30 days to acquire the holdings for repayment, with a reduction in Company capital.

c)   Following that period, the Company holdings may be freely disposed of. This freedom to sell will be evidenced by a certificate  issued by the governing body and will be delivered to the selling  partner within five working days following termination of the latter period.

d)   The  aforesaid  freedom of sale will be forfeit six months after  notifying the vendor.

     Once such freedom is forfeit,  if the partner has not effected the sale and insists on doing so at any other  time,  it will be required to comply with all the provisions laid down in this Article once again.

e)   The price of transfer of the  holdings to other  partners or to the Company will be the value of the  holding  fixed by  experts  for that  purpose  by drawing up an updated extra-accounting  inventory. The Company will appoint one expert and the vendor  another one and, if they fail to agree,  a third will be  appointed  by the Judge or  Chairman  of the  Official  Chamber of
     Commerce of the province in which the Company is domiciled.

     This valuation will be binding on the Company and on the partners,  without appeal.

     All  partners  so  requesting  will  receive  notification  of the  holding valuation agreements by registered post.

f)   The  final  selling  price to third  parties  may  never be less  than that offered to the governing body.

g)   The  transfer  of  holdings  on  account  of death or by  donation  will be effected  freely when it is made to the partner's  spouse,  descendants  or ascendants.

     If it is made to other persons, such persons will be required to notify the governing  body within three months  following  the death of the partner or the date of the  donation,  which will be  effected in the manner laid down for transfers between living persons in this Article,  but solely in favour of partners,  observing the  provisions of Article 100 of Law No. 2/1995 on valuation,  failing agreement, and, if preferential purchase rights are not exercised, the heirs, legatees or donees will be regarded as partners.

h)   Transfers of holdings failing to comply with the provisions of this Article will not be applicable vis-a-vis the Company.

                            PART III - COMPANY BODIES

                                 General Meeting

Article 8.  POWERS OF THE GENERAL MEETING.  RESOLUTIONS

The  General  Meeting  will be  responsible  for the  administration  and senior management of the Company.  Legally formed,  it will represent all the partners, hold the senior  management of the Company and its resolutions  adopted pursuant to the law and these Articles will be immediately enforceable and binding on all the partners,  including  those  absent,  dissenting  or  incapacitated,  always without detriment to the right of appeal granted by law.

Article 9.  RIGHT OF ATTENDANCE AND REPRESENTATION

All partners will be entitled to attend General Meetings,  with a right to speak and vote.

Any partner may be represented at the General  Meeting by another  partner or by his spouse,  ascendants,  descendants or by any person holding  general power of attorney  conferred by notarial  instrument with powers to administer the entire wealth of the Principal in national territory.

The  representation   will  comprise  all  the  holdings  held  by  the  partner represented and should be conferred in writing.  If a notarial instrument is not drawn up, representation should be given for each General Meeting.

Article 10.  TYPE OF GENERAL MEETINGS.  SESSIONS

General Meetings may be Ordinary or Extraordinary.

Ordinary General Meetings will be held within the first six months of each year, on the date and at the time and place indicated in the notice.

Extraordinary General Meetings will be held whenever considered advisable by the
governing   body,  or  when  requested  in  writing  by  one  or  more  partners representing at least 5% of the Company capital.

In such event,  the General  Meeting should be called within one month following the date on which the governing body has been requested by notary to convene it, the items requested having to be included on the agenda.

Article 11.  NOTICE AND UNIVERSAL GENERAL MEETING

Ordinary and Extraordinary General Meetings will be called by the governing body by  registered  letter  with  acknowledgment  of  receipt,  sent  to each of the partners at least 16 days in advance and to the address  registered  by each one for that  purpose.  The notice will  contain the agenda and the date and time of the meeting.

Notwithstanding the provisions set out in the foregoing  paragraph,  the General
Meeting  will be deemed to be convened and will be validly held to deal with any matter,  without the need for prior notice,  whenever the entire Company capital is present or represented and the persons present  unanimously  agree to holding the meeting and the agenda thereof.

Article 12.  GENERAL MEETING

1.  DELIBERATIONS

The Chairman  will allow  persons to speak and will  determine the time of their participation  and when it should end.  The Chairman and any of the partners may ask for the opinion of each  partner to be given in brief and  reasoned  form in writing, for better deliberation thereon.

2.  MAJORITY PRINCIPLE

Company  resolutions  will be  passed by a  majority  of votes  validly  issued, provided they  represent at least  one-third of the votes  corresponding  to the
Company holdings into which the Company capital is divided. Blank votes will not be counted.

As an exception to the foregoing:

a)   The  increase  or  reduction  in  capital  and any other  amendment  to the
     Articles of Association not requiring a qualified majority will require the favourable vote of more than half the votes  corresponding  to the holdings into which the Company capital is divided.

b)   The  transformation,  merger  or  hive-off  of the  Company,  abolition  of preferential rights to increases in capital,  exclusion of partners and the authorization  referred  to in Article  65  section 1 of Law No.  2/95 will
     require  the  favourable   vote  of  at  least   two-thirds  of  the  votes
     corresponding to the holdings into which the Company capital is divided.

     The provisions of Articles 68 and 69 of the aforesaid Law No. 2/95 will not be prejudiced.

Article 13.  CHAIRMAN AND SECRETARY

The  Meeting  will be chaired by the  partner  appointed  by it. He will  direct debates  and deal  with any  queries  arising  over the  procedure  for  holding
Meetings.  The Meeting will also appoint the Secretary,  who will be responsible for drawing up the minutes.

Article 14.  MINUTES AND CERTIFICATION

The  minutes  should be  approved  therein  and will be signed by those  persons acting  as  Chairman  and  Secretary.  Certificates  will be  issued  by  anyone authorized  to do  so,  according  to  Article  109 of  the  Regulations  of the
Commercial Register.

Article 15.  ORDINARY GENERAL MEETING

The  Ordinary  General  Meeting  will be held to give its opinion on the Company management,  approve the accounts and balance sheets for the previous year where appropriate and decide on the distribution of profits.

Article 16.  RIGHT TO EXAMINE THE ACCOUNTS

Once notice of the General  Meeting has been given,  any partner may obtain from the Company,  immediately  and free of charge,  the documents  submitted for the approval  thereof and also the  management  report and, where  appropriate,  the auditors' report.

The notice should mention this right.

During that same period, the partner or partners representing at least 5% of the capital may examine the documents  supporting  and  providing  background to the annual  accounts  at the  Company  domicile,  themselves  or  together  with  an accountant.

                                 Governing body

Article 17.  GOVERNING BODY

The Company will be  represented,  governed and managed,  on the election of the
General Meeting, by:

a)   A sole director;
b)   Two or more joint and several directors, up to a maximum of five.
c)   Two joint directors.
d)   A board of directors.

Directors or members will be elected for an indefinite period.

When the Company  administration  and  representation  is assigned to a board of directors, the following rules will apply:

1.   It will be governed by a minimum of three and a maximum of 12 members.

2.   It will elect its Chairman and Secretary  and,  where  appropriate,  a Vice
     Chairman and a Vice Secretary.

3.   The Secretary and Vice  Secretary  need not be members,  in which case they will be entitled to speak but not vote.

4.   It will meet  whenever  requested  by at least two of its  members  or when decided  by the  Chairman,  or  anyone  acting  in his  place,  who will be responsible for calling it. Notice should be given by written notification, indicating the date and time of the meeting and the place if other than the
     Company domicile,  and should be given at the very latest two days prior to the date of the meeting.

5.   It will be validly  formed when half plus one of its members are present or represented at the meeting. Representation will be conferred by letter sent to the Chairman.

6.   The Chairman  will open the meeting and direct the  discussion  on matters, allowing  persons to speak and  providing  information  and  reports on the trend of Company business for the members of the board.

7.   Resolutions will be passed by an absolute  majority of those present at the meeting; in the event of a tie, the Chairman will have the casting vote.

8.   Discussions  and  resolutions  of the board  will be drawn up in the Minute
     Book, which will be signed by the Chairman and the Secretary.

9.   Resolutions will be executed by the Secretary and, where  appropriate,  the
     Vice Secretary,  who need not be members, the member appointed by the board in each case or the legal representative with powers to execute and convert the Company resolutions into public documents.

10.  One or more Managing  Directors may be appointed from its members,  without prejudice to the powers of attorney  conferred on any person,  establishing the powers to be conferred in each case.

11.  The  permanent  delegation of any power of the Board of Directors to one or more Managing  Directors and the appointment of the persons  occupying such posts will require the favourable  vote of two-thirds of the members of the board to be valid.

12.  Under no circumstances will the presentation of accounts and balance sheets to the General  Meeting or the powers  conferred  by it on the board be the object of delegation, unless expressly authorized.

Article 18.  POWERS

The  governing  body may effect and implement  anything  included in the Company objects and exercise any powers not expressly  reserved for the General  Meeting by law or by these  Articles.  Purely by way of  indication,  the governing body will hold the  following  powers and anything  else related  thereto,  fully and without any limitation:

I.   Manage movable and immovable  property;  exercise and comply with all kinds of rights and obligations;  submit,  demand and approve accounts;  sign and follow up  correspondence;  issue and withdraw drafts and remittances;  set up,  amend,  terminate  and  settle  all kinds of  contracts,  particularly leasing, partnership, insurance, employment and transportation contracts of any kind; evict tenants, lessees,  partners, farm hands, porters, occupiers and all kinds of  occupants;  appoint  and dismiss  workers and  employees;
     recognize,  accept,  pay and collect any debts,  credits and obligations in capital,  interest and repayments,  and relating to any person or public or private body,  including the State,  province,  municipality and autonomous communities,  signing receipts,  balances,  approvals and vouchers;  attend meetings of owners,  partners,  joint owners and other joint holders or any other type of meetings with the right to speak and vote.

II.  Dispose of, transfer,  burden,  acquire or contract  actively or passively, with  regard to all  kinds of  movable  and  immovable  property,  real and personal rights,  company holdings,  shares and bonds, coupons,  securities and any public or private effects, being able to do so under the conditions and at  the  cash,  admitted  or  deferred  price  considered  appropriate;
     exercise,  grant,  assign and accept  purchases  and sales,  contributions, exchanges,  transfers  of payment and for  payment,  repayments,  releases, subrogations,  rights of  repurchase,  options  and  preferential  purchase
     rights,   declarations  of  new  works  and  demolished   works,   property
     alterations,  letters of payment,  bonds,  transactions,  undertakings  and arbitration;  set up, recognize,  accept, execute, transfer, divide, amend, extinguish  and  cancel  totally  or  partially  usufructs,  rights of way, pledges,  mortgages,  antichresis,  all  kinds of  communities,  horizontal ownership,  annuity contracts, surface rights and, in general, any real and personal rights; and accept pure,  conditional and burdensome  donations on any kind of property.

III. Market,  manage and  administer  the Company's  commercial  and  industrial business,  taking any measures relating to trade, take part in competitions and auctions, submitting proposals, reservations and protests and accepting awards;  set up,  alter,  extend,  dissolve  and  liquidate  all  kinds  of companies,  exercising all partner's  rights and obligations and accept and hold offices therein.

IV.  Issue, accept, guarantee, endorse, collect, pay, participate in and protest bills of exchange,  cheques and other  effects;  open,  follow,  cancel and settle savings books,  current accounts and credit accounts,  with personal guarantee or securities;  grant  commercial  credits actively or passively;
     guarantee and issue guarantees for others;  issue and receive cash on loan, with or without  interest and with  personal  guarantee,  securities or any other form; set up,  transfer,  alter,  cancel and withdraw  provisional or final  deposits  of cash,  securities  and other  assets;  purchase,  sell, exchange,  pledge and negotiate bills and securities and collect  interest, dividends and repayments thereon;  lease safes and, in general,  operate in savings banks, banks, including the Bank of Spain and other similar offices and  bodies,  disposing  of assets  existing  therein  for any reason  and, generally,  taking any measures  permitted by the banking  legislation  and practice.

V.   Appear  before  courts,   tribunals,   judiciary,   tax  offices,   unions,
     delegations, juries, commissions,  notaries, registry offices and all kinds of public or private offices,  authorities and  organizations of the State,
     province,   municipality   and  autonomous   bodies  in  civil,   criminal,
     administrative,  government, labour, tax and ecclesiastical matters, at all levels,  jurisdictions  and  stages;  promote,  file,  follow,  contest and terminate as plaintiff,  applicant, third party, party summoned, defendant, opponent  or in any other  form all  kinds of  measures,  acts,  judgments,
     causes,  negotiations,   declarations,   exceptions,   statements,  claims,
     complaints and appeals,  even to the Court of Cassation,  with the power to
     draw  up  personal  ratifications,   waivers  and  acceptances,   reply  to
     interrogatories;  confer  powers for the  aforesaid  purposes  in favour of court attorneys,  lawyers and other professionals holding the usual powers;
     submit declarations of suspension of payments,  arrangements with creditors and bankruptcy; issue arrangements with creditors; attend meetings with the right to speak and vote; accept and contest agreements;  appoint and accept posts as supervisors, auditors, agents and any others.

VI.  Confer  general or special  powers of attorney on other  persons,  with all kinds of powers,  apart from those  that  cannot be  delegated;  revoke all kinds of powers.

     Once power has been  conferred by the  governing  body in favour of another person,  such person will in turn be deemed to be  authorized to substitute any or all of the  foregoing  powers,  apart  from  those  for  which  such substitution is expressly prohibited.

VII. And exercising each and every one of the foregoing  powers,  issue and sign any public and private documents necessary.

Article 19.  DIRECTORS' RESPONSIBILITIES

The  directors  will be liable  vis-a-vis  the  Company,  partners  and  Company creditors  for any loss caused by acts contrary to the law or the Articles or by those executed without the diligence required of their position.

All the members of the governing  body  performing  the  detrimental  measure or adopting the detrimental resolution will be jointly liable, apart from those who can prove that, not  participating in its adoption and execution,  they were not aware of its existence or, being aware, took all appropriate measures to prevent the loss or, at least, expressly objected thereto.

Under no circumstances  will the fact that the detrimental act or resolution has been adopted,  authorized or ratified by the General Meeting constitute a reason for exemption from liability.

Article 20.  PAYMENT

The  position  of  director  will be  remunerated  with  an  annual  fixed  sum, determined by the General Meeting for each year.

Article 21.  PROHIBITION FROM COMPETITION

The directors may not conduct any similar or complementary kind of activities to those  constituting  the objects of this Company on their own or someone  else's behalf without the Company's express  authorization,  given by resolution passed by the General Meeting.

               PART IV - BALANCE SHEET AND DISTRIBUTION OF PROFITS

Article 22.  FINANCIAL YEAR

The financial year will coincide with the calendar year.

Article 23.  PREPARATION OF THE BALANCE SHEET

Within three months of the close of the financial  year, the governing body will draw up the balance sheet,  profit and loss account,  proposed  distribution  of profits and explanatory notes.

Article 24.       APPROPRIATION OF PROFITS

The General  Meeting will dispose of the net profits  obtained  each year in the manner  considered  advisable  and  always  within  the  legal  limits,  without prejudice  to an  adequate  tax  provision  and the  provisions  of the  laws on compulsory reserves.

Article 25.  PAYMENT OF DIVIDENDS

Credit  dividends  not claimed by partners  within five years of the date of the accrual or creation of the right  thereto will be  time-barred  in favour of the
Company.

                      PART V - DISSOLUTION AND LIQUIDATION

Article 26.  REASONS FOR DISSOLUTION

The reasons for dissolution will be those laid down by law.

Article 27.  LIQUIDATION

Once the Company is dissolved, the General Meeting will appoint an odd number of liquidators.

Article 28.  DIVISION OF COMPANY ASSETS

The assets  resulting from the payment of Company debts and obligations  will be apportioned  among the Company  partners in proportion to the nominal  amount of their Company holdings.

                              PART VI - ARBITRATION

Article 29.  ARBITRATORS IN EQUITY

All issues  arising  between the Company and the  partners,  administrators  and liquidators  not provided for by these  Articles will be resolved by arbitrators in equity appointed pursuant to the Law of 5 December 1988, without prejudice to any appeals partners are entitled to make.

Article 30.  LAWS APPLICABLE

Any matter not  provided  for herein  will be  resolved  pursuant  to the law on limited companies,  commercial code and other provisions  especially  applicable thereto and,  failing that, by those of ordinary  legislation  and by commercial use and practice.